UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 2, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K (the “Original Form 8-K”) filed by Ault Alliance, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 30, 2023.

This Amendment No. 1 is filed solely for the purpose of providing the legal opinion of Olshan Frome Wolosky LLP, counsel to the Company, relating to the legality of the issuance and sale of the Conversion Shares, as such term is defined below.

Items included in the Original Form 8-K, including exhibits, that are not included herein are not amended and remain in effect as of the date of filing of the Original Form 8-K.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 28, 2023, Ault Alliance, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement, an aggregate of 100,000 shares of its preferred stock, with each such share having a stated value of $100.00 and consisting of (i) 83,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (ii) 1,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and (iii) 16,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock” and collectively, the “Preferred Stock”). The shares of Preferred Stock are convertible into Conversion Shares (as defined below) at the option of the Investors and, in certain circumstances, by the Company.

Each share of Preferred Stock is convertible into shares (the “Conversion Shares”) of the Company’s Class A common stock (the “Common Stock”) at a conversion price equal to the stated value of such share, or $100.00, divided by 85% of the closing sale price of our Common Stock on the trading day prior to the date of conversion, subject to a floor price of $0.10. The Company held a special meeting of stockholders on May 15, 2023 to consider an amendment to its certificate of incorporation to authorize a reverse split of the Common Stock, which was approved. The Company subsequently approved a reverse split ratio of 1 for 300.

Consequently, each share of preferred stock is convertible into up to approximately 3.33 Conversion Shares, and all the 100,000 shares of preferred stock collectively are convertible into an aggregate of up to 333,333 Conversion Shares (in each case, disregarding the floor price of $0.10, which is not affected by the reverse stock split). However, pursuant to the rules of the NYSE American, where the Common Stock is listed, the Company may not issue more than a maximum of 19.99% of its shares of Common Stock issued and outstanding on the date of the execution date of the Purchase Agreement with the Investors absent stockholder approval, which has not been obtained. As a result, the maximum number of Conversion Shares the Company may issue to the Investors is 275,779.

On May 17, 2023, the Company filed a prospectus supplement with the Securities and Exchange Commission (“SEC”) relating to the offer and sale of the Conversion Shares. The offer and sale of the Conversion Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-260618) filed with the SEC on October 29, 2021 and declared effective by the SEC on November 12, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement which was included as Exhibit 10.1 on the Original Form 8-K and is incorporated herein by reference.

The legal opinion of Olshan Frome Wolosky LLP, counsel to the Company, relating to the legality of the issuance and sale of the Conversion Shares, is filed as Exhibit 5.1 hereto.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: May 17, 2023	/s/ Henry Nisser
Henry Nisser
President and General Counsel